UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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ENTRADA THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2025

ENTRADA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40969	81-3983399
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Design Center Place Suite 17-500
Boston, MA	02210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 520-9158

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRDA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2025, the Board of Directors (the “Board”) of Entrada Therapeutics, Inc. (the “Company”) expanded the size of the Board from six to seven directors and appointed Maha Radhakrishnan, M.D. to the Board as a Class III director, to serve until the Company’s annual meeting of stockholders to be held in 2027 or until her successor is duly elected and qualified, in each case effective as of June 1, 2025. Dr. Radhakrishnan was also appointed to serve as a member of the Audit Committee of the Board (the “Audit Committee”), replacing Kush Parmar, M.D., Ph.D., effective as of June 1, 2025. Dr. Parmar will continue to serve as a member and Chairman of the Board. The compositions of the Nominating and Corporate Governance Committee and the Compensation Committee of the Board remain unchanged.

Pursuant to the Company’s Third Amended and Restated Non-Employee Director Compensation Policy (the “Policy”), Dr. Radhakrishnan will receive a stock option to purchase the lesser of (x) a stock option with a Value (as defined in the Policy) of $500,000 and (y) a stock option to purchase 38,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), effective as of June 1, 2025. The stock option shall vest in equal monthly installments over three years from the date of grant, subject to Dr. Radhakrishnan’s continuous service through the applicable vesting date. Dr. Radhakrishnan will also receive an annual fee of $40,000 for service as a director and an annual fee of $9,000 for service as a member of the Audit Committee. In addition, Dr. Radhakrishnan will be eligible to receive on the date of each annual meeting of stockholders of the Company (the “Annual Meeting”), beginning with the Annual Meeting to be held in 2026, an annual stock option grant in an amount equal to the lesser of (x) a stock option with a Value (as defined in the Policy) of $250,000 and (y) a stock option to purchase 19,000 shares of Common Stock. The stock option shall vest in full upon the earlier of (i) the first anniversary of the date of grant or (ii) the date of the next Annual Meeting, in each case, subject to Dr. Radhakrishnan’s continuous service through the applicable vesting date.

Dr. Radhakrishnan has entered into the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 filed on October 25, 2021.

In connection with Dr. Radhakrishnan’s appointment to the Board and Audit Committee, the Board determined that Dr. Radhakrishnan is independent under the applicable listing standards of Nasdaq. There are no arrangements or understandings between Dr. Radhakrishnan and any other person pursuant to which Dr. Radhakrishnan was appointed as a member of the Board. There are no family relationships between Dr. Radhakrishnan, on the one hand, and any director, executive officer or any other person nominated or chosen by the Company to become a director or executive officer, on the other. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Dr. Radhakrishnan, on the one hand, and the Company, on the other.

Since August 2024, Dr. Radhakrishnan has served as Executive Partner at Sofinnova Investments, a European venture capital firm focused on life sciences. At Sofinnova Investments, Dr. Radhakrishnan leads in-depth diligence across clinical ready assets in multiple therapeutic areas and provides expertise to portfolio companies in areas including product development and commercialization. From January 2020 to March 2024, Dr. Radhakrishnan served as Group Senior Vice President and Chief Medical Officer of Biogen, Inc., a publicly traded biotechnology company, where she was responsible for the worldwide medical function. From October 2018 to January 2020, Dr. Radhakrishnan served as Senior Vice President and Global Head of Medical, Primary Care Business Unit at Sanofi S.A., a publicly traded pharmaceutical and healthcare company. Previously, she held several leadership roles at Bioverativ Inc., Bristol Myers Squibb, UnitedHealth Group and Cephalon, Inc. Dr. Radhakrishnan has served as a member of the boards of directors of Minovia Therapeutics, a privately held biotechnology company, since January 2023, and Alto Neuroscience, Inc., a publicly traded clinical-stage biopharmaceutical company from March 2024 to May 2025. Dr. Radhakrishnan received her M.D. in internal medicine with honors from the People’s Friendship University in Moscow, Russia in 1995, as well as a Master's degree in the Russian language.

Item 7.01	Regulation FD Disclosure.

On June 3, 2025, the Company issued a press release titled “Entrada Therapeutics Appoints Maha Radhakrishnan, M.D. to its Board of Directors.” A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including the accompanying Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit relating to Item 7.01 of this Form 8-K shall be deemed to be furnished and not filed:

99.1	Press Release issued by Entrada Therapeutics, Inc. on June 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entrada Therapeutics, Inc.

Date: June 3, 2025	/s/ Dipal Doshi
Dipal Doshi
Chief Executive Officer